                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                       NEW CENTURY FINANCIAL CORPORATION



     Section 1.  Name. The name of the corporation is New Century Financial
     ----------  ----
Corporation (the "Corporation").

     Section 2.  Registered Office and Agent.  The name and address of the
     ----------  ---------------------------
initial registered office and registered agent of the corporation is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

     Section 3.  Purpose. The purpose for which this Corporation is organized is
     ----------  -------
the transaction of any or all lawful activity for which corporations may be organized under the General Corporation Law of Delaware, as it may be amended from time to time ("GCL").

     Section 4.  Authorized Capital.  The Corporation shall have the authority
     ----------  ------------------
to issue 5,731,889, shares of common stock, par value $.01 par value per share (the "Common Stock"), and 2,910,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock").

     Section 5.  Preferred Stock.  The rights, preferences, privileges,
     ----------  ---------------
restrictions and other matters relating to the Preferred Stock are as follows:

          Section 5.1  Series.  The Board of Directors is authorized, subject to
          -----------  ------
limitations prescribed by law and this Certificate of Incorporation, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          Section 5.2  Rights and Limitations.  The authority of the Board of
          -----------  ----------------------
Directors with respect to each series of preferred stock shall include, without limitation, determination of the following:

               (a) The number of shares constituting that series and the distinctive designation of that series;

                    (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                    (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                    (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

                    (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                    (h) Any other relative rights, preferences and limitations of that series.

          Section 6.  Initial Board of Directors. The initial board of directors
          ---------   --------------------------
shall consist of one director. The name and address of the person who is to serve as the director until the first annual meeting of stockholders or until his successors are elected and qualified is:

               Brad A. Morrice
               New Century Financial Corporation
               2415 Campus Drive, Suite 250
               Irvine, California  92715

          Section 7.  Classification and Terms of Directors.  The business and
          ----------  -------------------------------------
affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than one nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. If determined by vote of the stockholders, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the initial Class I directors shall terminate at the first annual stockholders meeting following their designation as Class I directors; the terms of the initial

Class II directors shall terminate at the second annual stockholders meeting following their designation as Class II directors; and the terms of the initial Class III directors shall terminate at the third annual stockholders meeting following their designation as Class III directors. At each annual meeting of stockholders beginning one year after the division of the directors into classes, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

          If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining terms of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting (including without limitation newly created directorships), may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          Section 8.  Special Voting Requirements.
          ----------  ---------------------------

               Section 8.1 Super-Majority Vote. The affirmative vote of seven-
               ----------- -------------------
ninths of the directors of the Corporation entitled to vote shall be required for:

                    a. Any transfer, sale, lease or other disposition by the Corporation, or any of its subsidiaries, of all or substantially all of its assets; or

                    b. any transaction or any other action which would reduce the percentage equity ownership of any stockholder of the Corporation who was a stockholder immediately after consummation of the transactions contemplated by the Investment Agreement to be entered into after the date hereof, by and among the Corporation, Cornerstone Fund I, L.L.C., an Arizona limited liability company, and certain other investors, pursuant to which Cornerstone Fund I, L.L.C. and such other investors purchased from the Corporation, newly issued shares of Common Stock and Preferred Stock; or

                    c. Any amendment to this Section 8.1 of this Certificate of Incorporation.


          Section 9.  Liability of Directors. No director of the Corporation
          ----------  ----------------------
shall have personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article 11 shall apply to or have an effect on the liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

          Section 10. Amendment of Certificate. Subject to the other terms of
          ----------- ------------------------
this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to the reservations in this Article 10; provided, however, the affirmative vote of the holders of at least seven-ninths of the members of the Board of Directors of the Corporation entitled to vote thereon shall be required to alter, amend or adopt any provision inconsistent with or repeal
Article 8, and this Article 10.

          Section 11. Compromise of Debts. Whenever a compromise or arrangement
          ----------- -------------------
is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholders thereof or on the application of any receiver or receiver appointed for this Corporation under the provisions of Section 291 of the GCL or on application of trustees in dissolution or of any receiver or receiver appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.

          If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding upon all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, and also on the Corporation.

          Section 12. Bylaws. In furtherance and not in limitation of the powers
          ----------- ------
conferred by statute, the Board of Directors expressly is authorized by a majority vote of the whole Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation provided that a vote of seven ninths of the whole Board of Directors shall be required to amend Section 3.9 of the Bylaws.

          Section 13. Incorporator. The name and address of the sole
          ----------- ------------
incorporator is as follows:

               Steven P. Emerick
               Quarles & Brady
               One East Camelback, Suite 400
               Phoenix, Arizona  85012

All powers, duties and responsibilities of the incorporator shall cease at the time of delivery of this Certificate of Incorporation.


Dated:  November 13, 1995.



                                             /s/ Steven P. Emerick
                                             -----------------------------------
                                             Steven P. Emerick, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NEW CENTURY FINANCIAL CORPORATION,
                             A DELAWARE CORPORATION

          New Century Financial Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify that:

          1. The Board of Directors of the Corporation has adopted a resolution setting forth an amendment of the Certificate of Incorporation of the Corporation. The resolution setting forth the amendment is as follows:

               "RESOLVED, that the following amendment of the Certificate of Incorporation of this Corporation is hereby adopted and approved:

               SECTION 4 shall be amended in its entirety to read as follows:

               SECTION 4.  Authorized Capital.  The Corporation is authorized to
               ---------   ------------------
     issue two classes of shares, designated "Preferred Stock" and "Common Stock". The aggregate number of shares which the Corporation shall have authority to issue is 20,283,778. The number of shares of Preferred Stock authorized to be issued is 7,320,000. The shares of Preferred Stock may be issued from time to time in one or more series. The first series shall be designated "Series A Preferred Stock" and shall consist of 5,500,000 shares, $0.01 par value per share. The second series shall be designated "Series B Preferred Stock" and shall consist of 320,000 shares, $0.01 par value per share. The number of shares of Common Stock authorized to be issued is 12,963,778, $0.01 par value per share. Upon the filing in the Office of the Secretary of State of Delaware of this Certificate of Amendment whereby Section 4 is amended, each issued and outstanding share of Common Stock, Series A Preferred Stock and Series B Preferred Stock shall thereby and thereupon be reclassified as and changed into two shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, respectively."

          2. Pursuant to the provisions of Section 228 of the Delaware General Corporation Law, the stockholders of this Corporation consented to the above amendment.

          3. The above amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, New Century Financial Corporation has caused this Certificate to be signed by Brad A. Morrice, its President, and attested by Brad
A. Morrice, its Secretary, this 26th day of November, 1996.


                         NEW CENTURY FINANCIAL CORPORATION



                         By:  /s/ Brad A. Morrice
                             ----------------------------
                              Brad A. Morrice
                              President

ATTEST:



By:  /s/ Brad A. Morrice
   ---------------------------
     Brad A. Morrice
     Secretary

                           CERTIFICATE OF DESIGNATION

                                       OF

                         SERIES A AND B PREFERRED STOCK

                                       OF

                       NEW CENTURY FINANCIAL CORPORATION


     Pursuant to Section 151(g) of the Delaware Corporation Law, New Century Financial Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

     1. The following resolutions were duly adopted by the Board of Directors of the Corporation on November 20, 1995

          RESOLVED, that pursuant to Section 5 of the Certificate of Incorporation of the Corporation, there be created a series of the Preferred Stock, par value $.01 per share, of this Corporation consisting of 2,750,000 shares, to be designed as the Series A Preferred Stock ("Series A Preferred Stock"), and that the holders of such shares shall have the rights, preferences and privileges set forth on Exhibit A to this Resolution; and it was further

          RESOLVED, that pursuant to Section 5 of the Certificate of Incorporation of the Corporation, there be created a series of the Preferred Stock, par value $.01 per share, of this Corporation consisting of 160,000 shares, to be designated as the Series B Preferred Stock ("Series B Preferred Stock"), and that the holders of such shares shall have the rights, preferences and privileges set forth on Exhibit B to this Resolution; and it was further

          RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and empowered to execute and file with the Secretary of State of the State of Delaware, a certificate of designation setting forth the rights, preferences and privileges of the holders of the Series A Preferred Stock and the Series B Preferred Stock.

     2. Set forth as Exhibit A to this Certificate of Designation is a true and correct copy of the rights, preferences and privileges of the holders of the Series A Preferred Stock.

     3. Set forth as Exhibit B to this Certificate of Designation is a true and correct copy of the rights, preferences and privileges of the holders of the Series B Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and its Secretary this 20th day of November, 1995.



                                    /s/ Brad A. Morrice
                                    ----------------------------
                                    Brad A. Morrice, President



ATTEST: /s/ Brad A. Morrice
        ------------------------------
        Brad A. Morrice, Secretary

                                   Exhibit A


     The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to the Series A Preferred Stock are as follows:

     1.   Designation and Number of Shares.  The designation of this series of
          --------------------------------
2,750,000 shares of Preferred Stock, par value $.01 per share, created by the Board of Directors of the Corporation pursuant to the authority granted to it by the Certificate of Incorporation of the Corporation is "Series A Preferred Stock." In the event that the Corporation does not issue the maximum number of shares of Series A Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series A Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series A Preferred Stock then issued. The number of shares by which the Series A Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors.

     2.   Dividend Rights.  Whenever any dividends shall be paid or set apart
          ---------------
for payment upon the Common Stock or Series B Preferred Stock, the holders of shares of the Series A Preferred Stock shall be entitled to receive the same amount of dividends per share, subject to appropriate adjustments in the event of any subdivisions or combinations of shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock after the date of adoption of this provision. All shares of Series A Preferred Stock shall rank equally and shall share ratably, in all dividends paid or set aside for payment upon any such shares.

     3.   Voting Rights.
          -------------

          (a) Holders of shares of Series A Preferred Stock shall have no voting rights in respect thereof except as provided by law or in this Paragraph 3.

          (b) If and for so long as there are at least One Million (1,000,000) shares of Series A Preferred Stock outstanding (as such number may be adjusted to reflect stock splits, reverse stock splits, stock dividends and similar events):

               (i) the holders of Series A Preferred Stock (voting as a separate class) shall be entitled to elect 5/9 of the total authorized number of directors; and

               (ii) unless the vote of the holders of a greater number of shares of Series A Preferred Stock shall be then required by law, the consent of the holders of a majority of the shares of Series A Preferred Stock at the time outstanding, given in person or by proxy by a vote at a meeting called for such purpose or given by written consent signed by the holders of the number of shares of Series A Preferred Stock required for approval, voting or giving consent as a single class, shall be required in order to: (1) amend the Corporation's certificate of incorporation or bylaws; (2) consolidate with or merge into any other corporation or partnership or permit another corporation or partnership to merge into it, whether in one or a series of transactions; (3) sell or cause or permit any subsidiary of the Corporation to sell any substantial assets except in the ordinary course of the Corporation's or such subsidiary's business; (4) engage in any business (directly or through any subsidiary or other affiliate) other than consumer financing (which shall include financing of non-conforming first and second mortgage loans and may also include financing of boats, autos and home improvements); or (5) liquidate or recapitalize the Corporation or any subsidiary, or reclassify any of the Corporation's issued or unissued capital stock.

     4.   Conversion Rights.
          -----------------

          (a) (i) Each holder of the Series A Preferred Stock will have the right at any time to convert any shares of Series A Preferred Stock into shares of Common Stock at the conversion rate hereinafter defined (the "Conversion Rate"); provided that all shares held of record by such holder and any Affiliate of such holder shall be converted if any shares are so converted. An "Affiliate" of a holder shall mean any person controlling, controlled by or under common control with such holder.

          (ii) The Conversion Rate shall mean the number of shares of Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock.
The initial Conversion Rate shall be one (1). Conversion of the Series A Preferred Stock shall be effected by surrender of the certificate representing the shares of Series A Preferred Stock being converted to the transfer agent for the Series A Preferred Stock, or, if none shall have been appointed, to the Corporation, together with the form of notice of election to convert as may be provided from time to time by the Corporation.

          (b) No payment or adjustment shall be made upon any conversion or on account of any dividends on the Series A Preferred Stock or the Common Stock issued upon such conversion (except for accrued dividends which shall be paid). Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender for conversion of the certificate therefor, together with the form of notice of election provided by the Corporation duly signed by the holder thereof, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such time.
As promptly as practicable on or after the conversion date, the Corporation or its transfer agent shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, to the person or persons entitled to receive the same.

          (c) The Conversion Rate shall be subject to adjustment as follows:

               (i) In case the Corporation shall after the date the first share of Series A Preferred Stock is issued (the "Initial Issuance Date") (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by reclassification of its shares of Common Stock, the Conversion Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the shares of Series A preferred Stock converted after such date shall be entitled to receive the aggregate number and kind of shares which, if such shares had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 4(c)(i) shall occur.

               (ii) In case the Corporation shall, subsequent to the Initial Issuance Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price) per share less than the then current market price per share of the Common Stock (as defined in paragraph 4(c)(iv) hereof) on the record date mentioned below, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered as convertible) and of which the denominator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered

(or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock. Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such right or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

               (iii) In case the Corporation shall, subsequent to the Initial Issuance Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 4(c)(i) hereof), then in each such case the Conversion Rate in effect thereafter shall be determined by multiplying the Conversion Rate in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph 4(c)(iv) hereof), less the fair market value (as determined by the Corporation's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (iv) For the purpose of a computation under Paragraphs 4(c)(ii) and (iii) hereof, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for five consecutive business days commencing eight business days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported last bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed or on the NASDAQ National Market System, or if not listed or admitted to trading on such exchange or such National Market System, the average of the reported highest bid and reported lowest asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

               (v) No adjustment in the Conversion Rate pursuant to Paragraph 4(c)(ii) or (iii) hereof shall be required unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any adjustments which by reason of this Paragraph (c)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 4(c) shall be made to the nearest one-hundredth (1/100) of a share.

               (vi) The Corporation may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accounts employed by the Corporation) to make any computation required by this Paragraph 4(c), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

               (vii) In the event that at any time, as a result of an adjustment made pursuant to this Paragraph 4(c), the holder of shares of Series A preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 4(c).

               (viii) In addition to the adjustments provided for in this Paragraph 4(c), the Corporation may modify the Conversion Rate in a manner which will increase the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock if the Corporation believes that such adjustment is necessary or desirable in order to avoid adverse federal income tax consequences to the holders of the Common Stock.

          (d) Whenever the Conversion Rate shall be adjusted as required by the provisions of Paragraph 4(c) hereof, the Corporation shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Conversion Rate, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of shares of Series A Preferred Stock, and the Corporation shall, forthwith after each such adjustment, mail a copy of such certificate by first class mail to the holders of Series A Preferred Stock at such holders' addresses set forth in the Corporation's books and records.

          (e)  In case:

               (i) the Corporation shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings or cash supplies); or

               (ii) the Corporation shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights; or

               (iii) of any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected; then in any such case, the Corporation shall cause to be mailed by first class mail to the record holders of Series A Preferred Stock at least fifteen (15) days prior to the date specified in (A) and (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (f) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Corporation, or in case of any consolidation or merger of the Corporation into another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Series A Preferred Stock) or in case of any sale, lease or conveyance to another corporation of the property of the Corporation as an entirety, the Corporation shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holders of the Series A Preferred Stock shall have the right thereafter by converting the Series A Preferred Stock, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions of this Paragraph 4(f) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Corporation other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Paragraph 4(c)(ii) hereof.

          (g) No fractional shares or script representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. If, upon conversion of any shares of Series A Preferred Stock as an entirety, the holder would, except for the provisions of this Paragraph 4(g), be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share multiplied by the fair market value per share of the Corporation's Common Stock on the last business day prior to the date of conversion, as determined in good faith by the Corporation's Board of Directors, shall be paid by the Corporation in cash to such holder.

          (h) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding.

          (i) The Common Stock issuable upon conversion of the Series A Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and nonassessable.

     5.   Liquidation Rights.
          ------------------

          (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share equal to the product of One Dollar ($1.00) per share times 1.12/n/, where /n/ = the period of time in years from the Initial Issuance Date to the date of the payment, rounded up to the next higher whole number, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A Preferred Stock as to such payment or distribution.

          (b) After the payment in cash to the holders of Series A Preferred Stock of the full preferential amounts in the amounts which have been fixed hereby for the shares of Series A Preferred Stock, such holders as such shall have no right or claim to any of the remaining assets of the Corporation.

          (c) In the event the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 5(a) hereof, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amount shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     6.   Rank of Series.  For purposes of this Certificate of Designation, all
          --------------
stock of any series or class of the Corporation, including without limitation, Common Stock and Series B Preferred, shall be deemed to rank junior to shares of Series A Preferred Stock upon liquidation, dissolution or winding up, as the case may be.

     7.   No Preemptive Rights.  No holder of the Series A Preferred Stock
          --------------------
shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized or any securities convertible into or exchangeable for any shares or any warrants, options, rights or other instruments evidencing rights to subscribe for or purchase any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

     8.   Transfer Agent and Registrar.  The Corporation may appoint a transfer
          ----------------------------
agent and registrar for the issuance, transfer and conversion of the Series A Preferred Stock and for the payment of dividends to the holders of the Series A Preferred Stock.

                                   Exhibit B

     The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to the Series B Preferred Stock are as follows:

     1.   Designation and Number of Shares.  The designation of this series of
          --------------------------------
160,000 shares of Preferred Stock, par value $.01 per share, created by the Board of Directors of the Corporation pursuant to the authority granted to it by the Certificate of Incorporation of the Corporation is "Series B Preferred Stock." In the event that the Corporation does not issue the maximum number of shares of Series B Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series B Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series B Preferred Stock then issued. The number of shares by which the Series B Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designed as part of a particular series by the Corporation's Board of Directors.

     2.   Dividend Rights.  Whenever any dividends shall be paid or set apart
          ---------------
for payment upon the Common Stock or Series A Preferred Stock, the holders of shares of the Series B Preferred Stock shall be entitled to receive the same amount of dividends per share, subject to appropriate adjustments in the event of any subdivisions or combinations of shares of Series B Preferred Stock, Series A Preferred Stock or Common Stock after the date of adoption of this provision. All shares of Series B Preferred Stock shall rank equally and shall share ratably, in all dividends paid or set aside for payment upon any such shares.

     3.   Voting Rights.  Holders of shares of Series B Preferred Stock shall
          -------------
have no voting rights as a class but shall vote with the holders of Common Stock on all matters as a single class. Each share of Series B Preferred shall be entitled to one vote on each matter to be voted on by holders of Common Stock.

     4.   Conversion Rights.
          -----------------

          (a) (i) Each holder of the Series B Preferred Stock will have the right at any time to convert any shares of Series B Preferred Stock into shares of Common Stock at the conversion rate hereinafter defined (the "Conversion Rate"); provided that (1) all shares held of record by such holder and any Affiliate of such holder shall be converted if any shares are so converted and
(2) all shares of Series B Preferred Stock shall be converted automatically without any action by the Corporation or any holder of Series B Preferred Stock in the event that shares of Series A Preferred Stock are converted such that after such conversion fewer than 1,000,000 shares of Series A Preferred Stock remain outstanding. An "Affiliate" of a holder shall mean any person controlling, controlled by or under common control with such holder.

               (ii) The Conversion Rate shall mean the number of shares of Common Stock issuable upon conversion of one (1) share of Series B Preferred Stock. The initial Conversion Rate shall be one (1). Conversion of the Series B Preferred Stock shall be effected by surrender of the certificate representing the shares of Series B Preferred Stock being converted to the transfer agent for the Series B Preferred Stock, or, if none shall have been appointed, to the Corporation, together with the form of notice of election to convert as may be provided from time to time by the Corporation.

          (b) No payment or adjustment shall be made upon any conversion or on account of any dividends on the Series B Preferred Stock or the Common Stock issued upon such conversion (except for accrued dividends which shall be paid). Shares of Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender for conversion of the certificate therefor, together with the form of notice of election provided by the Corporation duly signed by the holder thereof, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such time. As promptly as practicable on or after the conversion date, the Corporation or its transfer agent shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, to the person or persons entitled to receive the same.

          (c) The Conversion Rate shall be subject to adjustment as follows:

               (i) In case the Corporation shall after the date the first share of Series B Preferred Stock is issued (the "Initial Issuance Date ") (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by reclassification of its shares of Common Stock, the Conversion Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the shares of Series B Preferred Stock converted after such date shall be entitled to receive the aggregate number and kind of shares which, if such shares had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 4(c)(i) shall occur.

               (ii) In case the Corporation shall, subsequent to the Initial Issuance Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price) per share less than the then current market price per share of the Common Stock (as defined in paragraph 4(c)(iv) hereof) on the record date mentioned below, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock. Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

               (iii) In case the Corporation shall, subsequent to the initial Issuance Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 4(c)(i) hereof), then in each such case the Conversion Rate in effect thereafter shall be determined by multiplying the Conversion Rate in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph 4(c)(iv) hereof), less the fair market value (as determined by the Corporation's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (iv) For the purpose of a computation under Paragraphs 4(c)(ii) and (iii) hereof, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for five consecutive business days commencing eight business days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported last bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed or on the NASDAQ National Market System, or if not listed or admitted to trading on such exchange or such National Market System, the average of the reported highest bid and reported lowest asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

               (v) No adjustment in the Conversion Rate pursuant to Paragraph 4(c)(ii) or (iii) hereof shall be required unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any adjustments which by reason of this Paragraph (c)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 4(c) shall be made to the nearest one-hundredth (1/100) of a share.

               (vi) The Corporation may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accounts employed by the Corporation) to make any computation required by this Paragraph 4(c), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

               (vii) In the event that at any time, as a result of an adjustment made pursuant this Paragraph 4(c), the holder of shares of Series B Preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 4(c).

               (viii) In addition to the adjustments provided for in this Paragraph 4(c), the Corporation may modify the Conversion Rate in a manner which will increase the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock if the Corporation believes that such adjustment is necessary or desirable in order to avoid adverse federal income tax consequences to the holders of the Common Stock.

          (d) Whenever the Conversion Rate shall be adjusted as required by the provisions of Paragraph 4(c) hereof, the Corporation shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Conversion Rate, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of shares of Series B Preferred Stock, and the Corporation shall, forthwith after each such adjustment, mail a copy of such certificate by first class mail to the holders of Series B Preferred Stock at such holders' addresses set forth in the Corporation's books and records.

          (e)  In case:

               (i) the Corporation shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings or cash supplies); or

               (ii) the Corporation shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights; or

               (iii) of any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected; then in any such case, the Corporation shall cause to be mailed by first class mail to the record holders of Series B Preferred Stock at least fifteen (15) days prior to the date specified in (A) and (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (f) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Corporation, or in case of any consolidation or merger of the Corporation into another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Series B Preferred Stock) or in case of any sale, lease or conveyance to another corporation of the property of the Corporation as an entirety, the Corporation shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holders of the Series B Preferred Stock shall have the right thereafter by converting the Series B Preferred Stock, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of the Series B Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Certificate of Designation. The foregoing provisions of this Paragraph 4(f) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Corporation other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Paragraph 4(c)(ii) hereof.

          (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. If, upon conversion of any shares of Series B Preferred Stock as an entirety, the holder would, except for the provisions of this Paragraph 4(g), be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share multiplied by the fair market value per share of the Corporation's Common Stock on the last business day prior to the date of conversion, as determined in good faith by the Corporation's Board of Directors, shall be paid by the Corporation in cash to such holder.

          (h) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series B Preferred Stock then outstanding.

          (i) The Common Stock issuable upon conversion of the Series B Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and nonassessable.

     5.   Liquidation Rights.
          ------------------

          (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share equal to the product of one dollar ($1.00) per share times 1.06/n/ where /n/ = the period of time in years from the Initial Issuance Date to the date of the payment, rounded up to the next higher whole number, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on the Common Stock or any series or class of capital stock ranking junior to Series B Preferred Stock as to such payment or distribution.

          (b) After the payment in cash to the holders of Series B Preferred Stock of the full preferential amounts in the amounts which have been fixed hereby for the shares of Series B Preferred Stock, such holders as such shall have no right or claim to any of the remaining assets of the Corporation.

          (c) In the event the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 5(a) hereof, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series B Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amount shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     6.   Rank of Series.  For purposes of this Certificate of Designation, the
          --------------
Series B Preferred shall be deemed to rank junior to shares of Series A Preferred Stock upon liquidation, dissolution or winding up, as the case may be, but shall rank senior to the Common Stock upon liquidation, dissolution or winding up, as the case may be.

     7.   No Preemptive Rights.  No holder of the Series B Preferred Stock
          --------------------
shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized or any securities convertible into or exchangeable for any shares or any warrants, options, rights or other instruments evidencing rights to subscribe for or purpose any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

     8.   Transfer Agent and Registrar.  The Corporation may appoint a transfer
          ----------------------------
agent and registrar for the issuance, transfer and conversion of the Series B Preferred Stock and for the payment of dividends to the holders of the Series B Preferred Stock.

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                      NEW CENTURY FINANCIAL CORPORATION,
                            A DELAWARE CORPORATION

          New Century Financial Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify that:

          1. The Board of Directors of the Corporation has adopted a resolution setting forth an amendment of the Certificate of Incorporation of the Corporation. The resolution setting forth the amendment is as follows:

               "RESOLVED, that the following amendment of the Certificate of Incorporation of this Corporation is hereby adopted and approved:

               SECTION 4 shall be amended in its entirety to read as follows:

               SECTION 4.  Authorized Capital.  The Corporation is authorized to
               ---------   ------------------
     issue two classes of shares, designated "Preferred Stock" and "Common Stock". The aggregate number of shares which the Corporation shall have authority to issue is 20,282,778. The number of shares of Preferred Stock authorized to be issued is 7,320,000. The shares of Preferred Stock may be issued from time to time in one or more series. The first series shall be designated "Series A Preferred Stock" and shall consist of 5,500,000 shares, $0.01 par value per share. The second series shall be designated "Series B Preferred Stock" and shall consist of 320,000 shares, $0.01 par value per share. The number of shares of Common Stock authorized to be issued is 12,962,778, $0.01 par value per share.

          2. Pursuant to the provisions of Section 228 of the Delaware General Corporation Law, the stockholders of this Corporation consented to the above amendment.

          3. The above amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, New Century Financial Corporation has caused this Certificate to be signed by Brad A. Morrice, its President, and attested by Brad
A. Morrice, its Secretary, this 19th day of September, 1996.


                         NEW CENTURY FINANCIAL CORPORATION



                         By:  /s/ Brad A. Morrice
                              ----------------------------
                              Brad A. Morrice
                              President

ATTEST:



By:  /s/ Brad A. Morrice
     ---------------------------
     Brad A. Morrice
     Secretary


                                       2